UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Glimcher Realty Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following was posted on the Registrant’s internal website on October 17, 2014.

Glimcher Interview in the Columbus Dispatch

Earlier this month Michael sat down with the Columbus Dispatch to talk about the future of WP Glimcher.  Included below is the story that resulted from the discussion.

“Glimcher merger could create mall powerhouse”

By Steve Wartenberg, Columbus Dispatch

Doing battle for shoppers’ dollars in the Amazon.com era requires resources.

The coming merger of two major players in the shopping-mall world is expected to provide that strength — in number of properties, in attractiveness of venues and in the financial ability to keep and lure high-quality retailers.

Washington Prime Group, a spinoff of mall operator Simon Property Group, said last month that it will acquire Columbus-based Glimcher Realty Trust for $4.3 billion. The deal creating WP Glimcher, as it will be called, is expected to be completed early next year.

The merger is all about creating the financial resources needed to compete in the ever-changing world of malls.

With properties such as the upscale Polaris Fashion Place, Glimcher offered Washington Prime the quality of property it was looking for, said Michael Glimcher, CEO of the Columbus-based real-estate investment trust.

Noting the improvements made to its portfolio — including the shedding of weaker-performing centers, Glimcher said, “Our occupancy rates were up, our sales per square foot were up. That’s why Washington Prime thought this was a good idea.”

Online commerce has eroded the customer base of malls, and the so-called lifestyle centers such as Polaris remain popular but are expensive to develop.

Competing in this environment requires deep pockets.

“What acquiring Glimcher does for Washington Prime is it increases the quality of their portfolio, in terms of sales per square foot and the occupancy rate,” said Sean Pattap, senior director of corporate finance at Fitch Ratings.

WP Glimcher will have the resources to issue unsecured bonds and invest millions to upgrade the company’s combined 119 properties in 31 states, he said.

The new company plans to acquire additional properties.

“The long-term view is we’ll grow over time,” Glimcher said. “But first we have to integrate the two companies.”

Former Washington Prime CEO Mark Ordan will be the executive chairman of the board, while Glimcher will be the CEO and vice chairman of the board and will report to Ordan.

“It’s all about getting people out to our properties to eat and to go to the gym and the movies,” Glimcher said of how mall operators try and attract customers.

“You can’t eat online,” he said of the Glimcher — and now WP Glimcher — strategy to fill its malls with restaurants, coffee shops and gourmet groceries such as Trader Joe’s and Whole Foods.

Attracting shoppers has become more difficult in recent years.

The number of store visits has been down about 5 percent every month when compared to the previous year’s total for the past two years, said Lee Peterson, an executive vice president at WD Partners, a Dublin-based retail-consulting company.

“People don’t have to go to stores anymore to get what they want,” he said, adding that lower-end malls have been affected more than the higher-end centers.

WP Glimcher could rid itself of several of its weaker malls. Earlier this year, Glimcher announced it was putting 13 of its lesser-performing malls up for sale, including Indian Mound Mall in Heath and River Valley Mall in Lancaster.

Glimcher said this plan remains in place.

“Like any retailer with an assortment of properties, they’ll invest in their winners and mark down their losers,” Peterson said. “They have to make their most important centers more relevant. They have to make people want to go to them.”

Glimcher’s sales per square foot were $473 at the end of the second quarter, up from $371 in 2010, according to the company’s federal filings. Taubman Properties is the industry leader with sales of $715 per square foot, followed by Simon Property Group at $608.

Sales per square foot are an industry measure of profitability and a determining factor in lease rates.

Washington Prime’s sales per square foot were $303 for its malls and $233 for its strip centers for the 12-month period that ended Sept. 20, 2013, the last time Washington Prime included these figures in its federal filings.

Simon managed the malls of Washington Prime, which has about 30 employees at its Bethesda, Md., headquarters.

Glimcher has about 170 employees in Columbus. It plans to add another 40 to 50 here and will manage all the WP Glimcher properties.

“This move accelerates their transition away from Simon and improves the quality of their portfolio of tenants,” Pattap said of Washington Prime’s desire to acquire Glimcher.

The reason the deal was attractive to Glimcher is “because they’re paying a premium relative to the stock price. It’s a (good deal) for their shareholders,” Pattap said.

Glimcher shareholders will receive $10.40 in cash plus about 0.2 share of WP Glimcher stock for every Glimcher share held.

And the Glimcher name will live on.

“It was important to keep the Glimcher name,” Glimcher said of the company his father, Herb, founded in 1959. The elder Glimcher is chairman emeritus of the company’s board of trustees.

“Our name has a lot of value, based on our reputation and connections in retail,” Michael Glimcher said.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of  Glimcher Realty Trust (“GRT”) and Washington Prime Group, Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG and GRT, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of GRT’s and WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of GRT or WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to obtain the approval of the merger by GRT’s shareholders; the ability to satisfy the conditions to the transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the ability to successfully operate and integrate GRT’s and WPG’s businesses and achieve cost savings; the effect of the announcement of the transactions on the GRT’s or WPG’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and GRT’s and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in GRT’s and WPG’s periodic reports filed with the Securities and Exchange Commission, including GRT’s and WPG’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.  The forward-looking statements in this communication are qualified by these risk factors.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and GRT and WPG undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

In connection with the proposed transaction, WPG will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of GRT and a prospectus of WPG, and GRT will file other documents with respect to WPG’s proposed acquisition of GRT. GRT plans to mail the definitive proxy statement/prospectus and a form of proxy to its shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WPG, GRT, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about WPG and GRT, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from WPG by accessing WPG’s website at investors.washingtonprime.com under the heading “Financial Information” and then under “SEC Filings” or from GRT by accessing GRT’s website at investor.glimcher.com under the heading “Financial Information” and then under “SEC Filings.”  Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Washington Prime Group Inc., 7315 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: Investor Relations, Telephone: 240-630-0021 or to Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215, Attention: Investor Relations, Telephone: 614-887-5632.

Participants in Solicitation Relating to the Merger

WPG, GRT and their respective directors or trustees and executive officers and other persons may be deemed to be participants in the solicitation of proxies from GRT’s shareholders in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from GRT’s shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in GRT is set forth in WPG’s Registration Statement on Form 10-12(b), GRT’s Annual Report on Form 10-K for the year ended December 31, 2013, and GRT’s Proxy Statement on Schedule 14A, dated March 28, 2014, which are filed with the SEC. Additional information regarding the interests of

WPG’s or GRT’s directors or trustees and executive officers in the proposed transactions, which may be different than those of GRT’s shareholders generally, will be contained in the proxy statement/prospectus and other relevant documents when filed with the SEC in connection with the proposed transactions.